Exhibit 10.47

Execution Version

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

AMENDMENT NO. 2

TO

AMENDED AND RESTATED ROYALTY PURCHASE AGREEMENT

This AMENDMENT NO. 2 (“Amendment No. 2”) to the AMENDED AND RESTATED ROYALTY PURCHASE AGREEMENT dated as of October 18, 2023, as amended by Amendment No. 1 dated June 17, 2024 (the “Purchase Agreement”), is entered into on this 29th day of December, 2025, by and among PTC Therapeutics, Inc., a Delaware corporation (the “Seller”), Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Buyer”) and Royalty Pharma plc, a public limited company established under the laws of England and Wales. Capitalized terms not defined herein have the meanings assigned to them in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Buyer, Royalty Pharma plc and the Seller previously entered into the Purchase Agreement, pursuant to which the Buyer has purchased a portion of the Royalty and the Seller was granted certain options to sell up to all of the Seller’s retained right, title and interest in and to the entire Royalty to the Buyer in up to four (4) tranches.

WHEREAS, as of the date hereof, the Seller Royalty Percentage is (a) 9.5111% until the 2020 Assigned Royalty Cap has been met and (b) 16.6666% from and after such time as the 2020 Assigned Royalty Cap is met.

WHEREAS, the Buyer, Royalty Pharma plc and the Seller desire to amend the Purchase Agreement to, among other things, provide for the Buyer’s purchase of all of the Seller’s retained right, title and interest in and to the remaining Royalty, on the terms and conditions set forth in this Amendment No. 2.

WHEREAS, in recognition of Buyer’s ownership of all such right, title, and interest in the Royalty following the 2025 Closing (defined below), PTC desires to convey to the Buyer additional rights in respect of related patents.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, the Seller and Buyer hereby agree to the following:

1.Definitions.

(a)New Definitions. Section 1.1 of the Purchase Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“2025 Assigned Royalty Payments” means (a) 9.5111% of the amounts due, payable, owed or owing, accrued or otherwise to be paid by or on behalf of Licensee in respect of the Royalty for all Calendar Year Net Sales arising from and after October 1, 2025 until the 2020 Assigned Royalty Cap has been met plus (b) 16.6666% of the amounts due, payable, owed or owing, accrued or otherwise to be paid by or on behalf of Licensee in respect of the Royalty for all Calendar Year Net Sales arising from and after such time as the 2020 Assigned Royalty Cap is met.

“2025 Closing” is defined in Section 3.7(a)(ii).

“2025 Closing Date” means the date on which the 2025 Closing occurs.

“2025 Upfront Purchase Price” means $240,000,000.

“Additional Purchase Price” is defined in Section 3.7(d).

“Payment Triggering Event” is defined in Section 3.7(d).

(b)Amended Definitions. The definitions of “Assigned Royalty Payments,” “Purchase Price,” “Put Closing” and “Put Royalty Payment Tranche” in Section 1.1 of the Purchase Agreement are hereby amended and restated in their entirety as follows:

“Assigned Royalty Payments” means, collectively, (a) the 2020 Assigned Royalty Payments, (b) the 2023 Assigned Royalty Payments, (c) the First Put Royalty Payment Tranche and (d) the 2025 Assigned Royalty Payments. For clarity, following the 2025 Closing, the Assigned Royalty Payments equals 100.0000% of the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty.

“Buyer Royalty Percentage” means, as of any time of determination, the percentage of the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty that is payable to the Buyer in accordance with the terms of this Agreement. For clarity, immediately following the 2025 Closing, the Buyer Royalty Percentage shall be (i) 100.0000% until the 2020 Assigned Royalty Cap has been met and (ii) 100.0000% after the 2020 Assigned Royalty Cap has been met.

“Purchase Price” means, collectively and to the extent actually paid, the Initial Purchase Price, the 2023 Upfront Purchase Price, the First Put Purchase Price, the 2025 Upfront Purchase Price and any Additional Purchase Price Payments. For clarity, as of immediately prior to the 2025 Closing and payment of the 2025 Upfront Purchase Price, the Buyer and the Seller acknowledge and agree that the Purchase Price actually paid is $1,891,792,380.19, consisting of the Initial Purchase Price, the 2023 Upfront Purchase Price and the First Put Purchase Price.

“Put Closing” means each of (a) the First Put Closing and (b) the 2025 Closing.

“Put Purchase Price” means, as applicable, the First Put Purchase Price and the 2025 Upfront Purchase Price.

“Put Royalty Payment Tranche” means, as applicable, the First Put Royalty Payment Tranche and the 2025 Assigned Royalty Payments.

“Seller Royalty Percentage” means, as of any time of determination, the percentage of the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty that is payable to the Seller (or any Third Party successor to the Seller) in accordance with the terms of this Agreement. For clarity, immediately following the 2025 Closing, the Seller Royalty Percentage shall be (i) 0% until the 2020 Assigned Royalty Cap has been met and (ii) 0% after the 2020 Assigned Royalty Cap has been met.

(c)Deleted Definitions. The definitions of “Closing Quarter,” “Definitive Monetization Agreement,” “Fourth Put Closing Date,” “Fourth Put Purchase Price,” “Fourth Put Royalty Payment Tranche,” “Prior Quarter,” “Put Closing Notice,” “Put Option Window,” “Put Purchased Quarter,” “Second Put Closing Date,” “Second Put Purchase Price,” “Second Put Royalty Payment Tranche,” “Subsequent Put Closing,” “Subsequent Put Option,” “Seller Protected Interest,” “Subsequent Put Royalty Payment Tranche,” Third Put Closing Date,” “Third Put Purchase Price” and “Third Put Royalty Payment Tranche” are hereby deleted from Section 1.1 of the Purchase Agreement.

2.Amendment to Section 3.7. Section 3.7 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 3.7. Put Royalty Payments.

(a)Put Closing(s).

(i)First Put Closing. The Buyer and the Seller acknowledge and agree that, on June 17, 2024, the Seller had an, and exercised its, option to sell to the Buyer the First Put Royalty Payment Tranche (such purchase and sale of such First Put Royalty Payment Tranche, the “First Put Closing”).

(ii)2025 Closing. On December 29, 2025, the Seller shall sell, transfer, assign and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, free and clear of all Liens, all of the Seller’s right, title and interest in and to the 2025 Assigned Royalty Payments (such purchase and sale of such 2025 Assigned Royalty Payments, the “2025 Closing”).

(b)Put Purchase Price. At each Put Closing and in full consideration for the sale, assignment, transfer and conveyance of the Put Royalty Payment Tranche(s) being sold at such Put Closing, the Buyer shall pay (or cause to be paid) to the Seller, or the Seller’s designee, the applicable Put Purchase Price, by wire transfer of immediately available funds to one or more accounts specified by the Seller.

(c)Bill of Sale. At each Put Closing, the Seller shall deliver to the Buyer a duly executed Bill of Sale evidencing the sale, transfer, assignment and conveyance of the Put Royalty Payment Tranche(s) in such Put Closing, substantially in the form attached hereto as Exhibit B.

(d)Potential Additional Purchase Price Payments. The Buyer shall promptly notify the Seller upon the occurrence of each of the events set forth in the table below (each a “Payment Triggering Event”). Within [**] following such notice, the Buyer shall make a cash payment (each an “Additional Purchase Price Payment”) to an account designated in writing by the Seller, in the amount corresponding to such Payment Triggering Event:

#	PAYMENT TRIGGERING EVENT	ADDITIONAL PURCHASE PRICE PAYMENT AMOUNT
1.	The receipt by the Buyer of more than $347,000,000 of Assigned Royalty Payments in respect of Calendar Year Net Sales arising in 2027.	$20,000,000
2.	The receipt by the Buyer of more than $363,000,000 of Assigned Royalty Payments in respect of Calendar Year Net Sales arising in 2028.	$20,000,000
3.	The receipt by the Buyer of more than $379,000,000 of Assigned Royalty Payments in respect of Calendar Year Net Sales arising in 2029.	$20,000,000
	TOTAL	$60,000,000

For clarity, only one Additional Purchase Price Payment shall be due hereunder with respect to each Payment Triggering Event. Each party hereto hereby agrees and acknowledges that: (i) each Additional Purchase Price Payment is a contingent payment obligations of the Buyer and there can be no assurance regarding the occurrence of any Payment Triggering Event, (ii) the Buyer shall have no obligation or liability with respect to any Additional Purchase Price Payment unless and until the corresponding Payment Triggering Event occurs and (iii) the aggregate Additional Purchase Price Payments payable by the Buyer hereunder shall not exceed $60,000,000.”

3.Amendment to Section 5.2(a)(i). The last two sentences of Section 5.2(a)(i) of the Purchase Agreement are hereby amended and restated in their entirety as follows:

“Promptly, and in any event within [**] following the 2025 Closing Date, the Seller shall deliver to the Licensee an Updated Licensee Instruction Letter, in substantially the form attached hereto as Exhibit E-2, duly executed by the Buyer and the Seller, requesting that the Licensee pay all Royalty payments to an account designated by the Buyer.”

4.Amendment to Section 5.9. Section 5.9 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“The Seller shall not hereafter mortgage, pledge, hypothecate or grant a security interest or other Lien of any kind in (i) the Assigned Royalty Payments or (ii) any of its interest in any portion of the PTC Patent Rights, Joint Patent Rights, any Product or the License Agreement (other than a Permitted Lien).”

3.Amendment to Section 5.11. Section 5.11 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“[Reserved.]”.

4.Amendment to Appendix A. Appendix A to the Purchase Agreement is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

5. 2025 Closing. The Seller and the Buyer hereby acknowledge and agree that the 2025 Closing shall take place on the date hereof immediately following the execution and delivery of this Amendment No. 2 by the Buyer, the Seller and Royalty Pharma plc. In furtherance of the foregoing, the Buyer will pay the 2025 Upfront Purchase Price immediately following execution and delivery of this Amendment No. 2 by the Buyer, the Seller and Royalty Pharma plc. The parties agree that any required notice and timing provisions set forth in the Purchase Agreement are hereby waived in connection with the 2025 Closing.

6.Grant of Rights to Buyer in PTC Patent Rights and Joint Patent Rights. In recognition of the Buyer’s ownership of 100% of the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty and its corresponding continuing interest in the maintenance of the PTC Patent Rights and the Joint Patent Rights, from and after the 2025 Closing Date, in addition to its other obligations under the Purchase Agreement, the Seller agrees to take all such actions in respect of the maintenance of the PTC Patent Rights and the Joint Patent Rights as the Buyer may (but shall not be obligated to) reasonably request in connection with the Seller’s obligations under the Purchase Agreement, the License Agreement, and the Sponsored Research Agreement. In connection with the foregoing, a request from the Buyer shall be deemed reasonable if it is consistent with the actions that the Buyer, acting reasonably, would take (or refrain from taking) if the Buyer was the owner of the PTC Patent Rights or the joint owner of the Joint Patent Rights, as applicable. For the avoidance of doubt, the Buyer shall have no obligations under this Section 6 and this Section 6 shall not limit the Seller’s obligations under the Purchase Agreement, the License Agreement or the Sponsored Research Agreement.

7.Other Provisions. Except as amended or modified by this Amendment No. 2, the Purchase Agreement is unchanged and remains in full force and effect.

8.Governing Law. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

9.Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including “PDF,” shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

PTC THERAPEUTICS, INC.

By:	/s/ Pierre Gravier
Name:	Pierre Gravier
Title:	Chief Financial Officer

ROYALTY PHARMA INVESTMENTS 2019 ICAV

By: Royalty Pharma Manager, LLC, its Manager and lawfully appointed attorney

By:	/s/ Arthur McGivern
Name:	Arthur McGivern
Title:	EVP, Investments and General Counsel

ROYALTY PHARMA PLC
By: Royalty Pharma Sub-Manager, LLC, its Manager and lawfully appointed attorney

By:	/s/ Arthur McGivern
Name:	Arthur McGivern
Title:	EVP, Investments and General Counsel

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO AMENDED AND RESTATED
PURCHASE AGREEMENT]

Exhibit A

Appendix A

Schedule of Percentages Following Each Put Closing

Applicable Closing	Buyer Royalty Percentage (2020 Assigned Royalty Cap has not been met)	Buyer Royalty Percentage (2020 Assigned Royalty Cap has been met)	Seller Royalty Percentage (2020 Assigned Royalty Cap has not been met)	Seller Royalty Percentage (2020 Assigned Royalty Cap has been met)
2023 Closing	80.9777%	66.6667%	19.0223%	33.3333%
First Put Royalty Payment Tranche	90.4889%	83.3334%	9.5111%	16.6666%
2025 Closing	100.0000%	100.0000%	0.0000%	0.0000%